Exhibit 10.4

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF DISCLOSED

This instrument prepared by:

Dennis B. Ragsdale, Esq.

Long, Ragsdale & Waters, P.C.

1111 Northshore Drive, N.W.

Suite S–700

Knoxville, Tennessee 37919–4074

GROUND LEASE

THIS GROUND LEASE, made as of the 20th day of August, 2021, by and between MICHAEL SKELLY, a Tennessee resident (herein called the “Landlord”) AND GRIID INFRASTRUCTURE, LLC, a Delaware limited liability company (herein called the “Tenant”).

W I T N E S S E T H:

Landlord owns the real property in Loudon County, Tennessee containing approximately 5.13 acres having an address of [***] Lenoir City, Tennessee and described on Exhibit A (the “Total Site”). Tenant desires to lease a portion of the Total Site containing approximately 2 unencumbered acres identified as the “Premises” on Exhibit A–1, together with rights to use non-exclusive access easement from Landlord upon the terms and conditions herein set forth.

NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements hereinafter set forth and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby mutually covenant and agree as follows:

ARTICLE I

DEMISE, TERM

Section 1.01 Demise of Premises. Landlord does hereby lease and demise unto Tenant and Tenant does hereby lease and hire from Landlord, the real property being the portion of the Total Site and identified as the “Premises” on Exhibit A–1 attached hereto and made a part hereof, together with all easements, appurtenances and hereditaments thereunto belonging, including but not limited to a non-exclusive easement for access over the portion of the Total Site identified as “Nonexclusive Access Easement” on Exhibit A–1 (the “Premises”). The final boundaries of the Premises will be established by the Survey in Section 6.01.

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Section 1.02 Term of Lease. The term of this Lease (herein called the “Initial Term”) shall commence as of the date of this Lease (the “Effective Date”) and, unless sooner terminated or extended as hereinafter provided, shall continue thereafter for five (5) years after the Rent Commencement Date as defined in Section 3.01. The term “Lease Year” shall mean each succeeding 12 month period during the Initial Term, commencing (a) on the Rent Commencement Date as defined in Section 3.01 if the Rent Commencement Date coincides with the first day of the month, or (b) on the first day of the first month following the Rent Commencement Date if the Rent Commencement Date does not coincide with the first day of the month (in which case, the first Lease Year shall include the period from the Rent Commencement Date to the first day of the first month following the Rent Commencement Date).

Section 1.03. Option to Extend Term. Provided that the Tenant is not in uncured default under this Lease on the date of the expiration of the Initial Term, Tenant shall have the right and option to extend the Term of this Lease for one (1) period of five (5) years (the “Option Term”). The Term shall be automatically extended unless Tenant provides written notice to Landlord of its election to terminate this Lease upon not less than ninety (90) days prior to the expiration date of the Initial Term or the extended Term, whichever is applicable. The Initial Term and the Option Term(s) are referred to collectively herein as the “Term”.

ARTICLE II

COVENANTS AND WARRANTIES OF LANDLORD

Section 2.01 Estate of Landlord. Landlord represents and warrants to Tenant that Landlord has the full and lawful authority to enter into this Lease. Landlord represents and warrants that the Premises are free and clear of all liens, mortgages, leases, rights of way, easements, encroachments, covenants, exceptions, restrictions and encumbrances (hereinafter called “Encumbrances”), except for those delineated on Exhibit B. Landlord represents and warrants that it is the true, sole and lawful fee simple owner of the Total Site and that it can perform all obligations of Landlord hereunder.

Section 2.02 Quiet Possession. Landlord covenants that Tenant, upon performing and observing the covenants to be observed and performed by Tenant under this Lease, shall peaceably hold, occupy and enjoy the Premises during the Term of this Lease without interference by Landlord or by any other person whomsoever claiming by, through or under the Landlord.

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Section 2.03 Use. To the best of Landlord’s knowledge without having made an independent investigation, there are no violations of any rule, regulation, code, resolution, ordinance, statute or law of any government, governmental agency or Insurance Board of Underwriters, involving the use or condition of the Premises, or any part thereof, and there is no outstanding notice or order of any governmental authority having jurisdiction over the Premises not fully and duly complied with, affecting the use of the Premises.

Section 2.04. No Mechanic’s Liens. No labor has been performed or material furnished for the Premises for which the Landlord has not heretofore fully paid, or for which a mechanics’s or materialman’s lien or liens, or any other lien, can be claimed by any person, party or entity.

Section 2.05. No Condemnation Proceedings. There are no condemnation or eminent domain proceedings pending or threatened against the Premises or any part thereof and the Landlord has received no notice, oral, written or constructive, of the desire of any public authority or other entity to take or use the Premises or any part thereof.

Section 2.06. Existing Financing. The Premises are subject to no mortgages, deeds of trust, deeds to secure debt (hereinafter referred to as the “Mortgages”) of any type whatsoever, other than that which is described on Exhibit B. Landlord shall use its best efforts to obtain an agreement in recordable form executed by the holder of such indebtedness acknowledging this Lease and confirming that such holder will recognize this Lease and the rights of the Tenant hereunder in the event that such holder forecloses its lien or otherwise exercises its rights under its security documents.

ARTICLE III

ANNUAL RENT

Section 3.01. Base Rent. Tenant covenants and agrees to pay Landlord, during the Term of this Lease as it may be extended, as rent hereunder, annual rental (herein the “Base Rent”) of (a) One Hundred Seventy-Four Thousand Two Hundred Forty and No 0/100 Dollars ($174,240.00) for the Premises during the Initial Term and (b) One Hundred Ninety-One and Six-Hundred Sixty-Four and No (0/100) Dollars for the Premises during the Option Term.

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Commencing on the later of the first day of the delivery of the Completion Notice (as defined in Section 6.05) or the expiration of the Due Diligence Period(as defined in Section 6.01) (the “Rent Commencement Date”) Tenant shall pay Base Rent in equal monthly installments.

Equal monthly installments of Base Rent shall be payable in advance on the tenth (lOth) day of each month. Base Rent for partial months at the beginning and end of the Term shall be prorated and payable on the first Base Rent payment date following the end of such partial month. If any payment of Base Rent is not made within fifteen (15) days after receiving written notification from Landlord thereof, the Tenant shall pay the Landlord a late charge equal to five (5%) percent of such late rental payment.

ARTICLE IV

TAXES; ASSESSMENTS; UTILITY CHARGES; COMMON AREA EXPENSES

Section 4.01 Taxes, Assessments and Other Charges. Effective as of the Rent Commencement Date, the Tenant shall be responsible for paying all real and personal property taxes imposed with respect to the Premises. Real property taxes for partial years at the beginning and end of the Term shall be prorated. In the event that the Premises is not a separate tax parcel, Tenant shall reimburse to Landlord its prorata share of real property taxes with Tenant’s share determined by multiplying the real property taxes for the Total Site by a fraction, the numerator of which is the land area of the Premises (excluding the Nonexclusive Access Easement) and the denominator of which is the land area of the Total Site. Anything herein to the contrary notwithstanding, Tenant shall not be required to pay (i) any franchise, excise or income tax of Landlord, or estate, inheritance or death taxes with respect to Landlord’s estate or (ii) any taxes on any equipment or other improvements installed or made by Landlord. Tenant, at its expense, may contest (by appropriate legal proceedings conducted in good faith), the amount, validity or application, in whole or in part, of any tax or charge referred to herein, provided that Tenant shall give Landlord prior written notice of such contest. Upon the completion of such proceedings, Tenant shall deliver to Landlord proof of the amount of the imposition as determined in such proceedings. Landlord, on behalf of Tenant, and at Tenant’s sole expense, shall join in any such proceedings and cooperate with Tenant to the end that such proceedings. Tenant shall be entitled to any refund of any such tax or penalties which accrue during the Term and have been paid by Tenant.

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Section 4.02 Utilities.

(a) Landlord agrees to cause to be provided and maintained, at Tenant’s sole cost and expense, the necessary mains, conduits and other facilities necessary to supply, if applicable, water, gas, electric, telephone and sewerage service to the Premises, in accordance with Landlord’s Work as defined in Section 6.05, and Tenant will also be responsible for any “master-meter” tap, impact, hook-up and/or connection fees for the Premises.

(b) Tenant shall be responsible for arranging for and promptly paying for all utility services required on the Premises, including, but not limited to, electricity, water, gas, telephone, sewerage, garbage and trash removal service, and any other utilities or services furnished to the Premises, including meter installation, hook-up and connection fees. Landlord shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant or to any of its property from water, gas, steam, fire, or the bursting, stoppage or leaking of sewer pipes or for any interruption in utility services.

ARTICLE V

USE OF THE PREMISES

Section 5.01 Tenant’s Use. Landlord and Tenant mutually agree that the Premises may be used to establish and operate a high-density data center, computer “server farm,” and for related purposes including, but not limited to, associated materials and storage. Tenant covenants that it will not use or permit the use of the Premises for any other purpose. Tenant further covenants that it will only use and permit use of the Premises in a safe and reasonably manner and in compliance with all applicable laws, regulations, codes and ordinances, and that no waste shall be committed upon the Premises. The parties agree that the Premises shall be used for a such use to which Landlord may consent, such consent not to be unreasonably withheld if such use does not violate any applicable zoning or code requirements.

ARTICLE VI

DUE DILIGENCE; PLAN APPROVAL; CONSTRUCTION

Section 6.01 Due Diligence Period. The “Due Diligence Period” is the 60 day period commencing on the Effective Date. During the Due Diligence Period, Tenant shall be permitted to enter upon the Premises in order to perform, at Tenant’s sole cost and expense, (a) to obtain environmental and other inspections and evaluation to determine its suitability for development; (b) to review the status of title to the Premises; (c) to test the suitability of the soil for construction of Tenant’s improvements; (d) to review and approve Landlord’s Plans (as defined below); (e) prepare Tenant’s Plans (as defined

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below); and (f) to obtain all permits and governmental approvals required for the development and operation of the Premises for its intended use. In addition, during the Due Diligence Period, Tenant shall endeavor to enter into an agreement with the Lenoir City Utilities Board for delivery of sufficient power to serve Tenant’s intended use on the Premises and to obtain all necessary consents and all necessary approvals from Loudon County, which may include but not necessarily be limited to Planning Commission, County Commission and/or Board of Zoning Appeals to operate a high-density data center on the Premises. Landlord shall provide reasonable assistance and cooperation to tenant obtaining such agreements and consents. In addition, prior to the expiration of the Due Diligence Period, the Tenant shall obtain, at the Tenant’s expense, a survey of the Premises (the “Survey”) and a subdivision plat and any related documents including any easements required to confirm or establish access easements through the Non-exclusive Access Easement required to establish the Premises as a separate subdivided lot in accordance with applicable subdivision regulations (the “Subdivision Documents”). The Survey shall be delivered to Landlord prior to the expiration of the Due Diligence Period, and Landlord shall notify Tenant of any objections within ten (10) days after such delivery. The Survey, as approved by Landlord, will establish the boundaries and acreage of the Premises, provided that such boundaries are substantially as shown on Exhibit A. The Base Rent shall be adjusted based on the actual acreage shown on the Survey as approved by Landlord and Tenant. Tenant’s inspection above shall be deemed to have been satisfied or waived, unless on or before the expiration of Tenant’s Due Diligence Period, Tenant delivers to Landlord notice of Tenant’s failure to satisfy Tenant’s Inspection and, consequently, termination of the Lease. Prior to Tenant or anyone acting for Tenant entering the Premises to cause any of said inspections to be done, Tenant shall maintain a commercial liability insurance policy in the face amount of no less than $1,000,000 and naming Landlord as an additional insured. In addition, Tenant shall indemnify and hold Landlord harmless from any loss, cost or obligation arising as a result of said inspections. The foregoing indemnity shall survive the termination hereof.

Section 6.02 Landlord’s Plans. Within ten (10) days after the Effective Date, Landlord shall deliver to Tenant Landlord’s plans and specifications for Landlord’s Work (as defined below) (“Landlord’s Plans”). Tenant shall notify Landlord of any objections to Landlord’s Plans within 10 days after Tenant’s receipt thereof. Within 5 days after the Effective Date, Landlord shall deliver to Tenant copies of any and all information and/or materials in Landlord’s possession or control, for Tenant’s use, including (if any): surveys, site plans, topographical studies, plat maps, property descriptions, engineering drawings for the utilities and public services serving the Premises, soils reports for the Premises

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environmental studies of the Premises, the most recent real estate tax bill and a copy of the title insurance policy (or other form of title evidence) issued upon Landlord’s acquisition or financing of the Premises.

Section 6.03 Tenant’s Plans. Within ten (10) days after the Effective Date, Tenant shall deliver to Landlord, Tenant’s general plans and specifications for Tenant’s Work (as defined below) including, but not plans for the construction and installation of any building, building pads, equipment pads and parking lot for the Premises (“Tenant’s Plans”). The Tenant’s Plans will show the planned improvements which may be implemented in phases. Landlord shall notify Tenant of any objections to Tenant’s Plans within ten (10) days after Landlord’s receipt thereof.

Section 6.04 Termination Right. Prior to the expiration of the Due Diligence Period, in the event Tenant is not satisfied, for any reason whatsoever (i) with the results of its due diligence performed pursuant to Section 6.01 above, (ii) the ability to obtain any necessary governmental approvals or permits, (iii) with Landlord’s deliveries and performance pursuant to Section 6.02 above, or (iv) the satisfactory completion of Landlord’s Work, Tenant shall have the right to terminate this Lease by delivering to Landlord written notice thereof at any time prior to the expiration of the Due Diligence Period, provided, however, that if the Tenant is unable to obtain the necessary governmental approvals for the Subdivision Documents during the Due Diligence Period, Tenant shall have the right to extend the Due Diligence Period by up to sixty (60) days in order to continue its efforts to obtain the required approvals of the Subdivision Documents.

Section 6.05 Landlord’s Work. Prior to the expiration of the Due Diligence Period, Landlord shall, at its sole cost, perform the work to fill, compaction grading and site preparation of the Premises, including installation of stormwater detention facilities and a gravel bed at least 4 inches thick on the entire Premises (the “Landlord’s Work”) in accordance with Landlord’s Plans as approved by Tenant. Landlord’s Work shall be performed in accordance with the Landlord’s Plans and applicable law. Tenant, its contractors and agents, shall have the right to inspect and monitor the performance of Landlord’s Work to verify that the same is being completed in accordance with Landlord’s Plans. Landlord shall deliver to Tenant written notice signed by Landlord and Landlord’s engineer when Landlord’s Work is completed (collectively, the “Completion Notice”). Tenant shall, within ten (10) business days following its receipt of the Completion Notice, inspect Landlord’s Work to determine if it was performed in accordance with the Landlord’s Plans.

Section 6.06 Tenant’s Work. In the event that Tenant does not exercise its right to terminate under Section 6.04, Tenant shall construct its high-density data center and related improvements on

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the Premises in a single construction process or in phases (“Tenant’s Improvements”) substantially in accordance with Tenant’s Plans and applicable law.

Section 6.07 Changes and Alterations by Tenant. After the completion of Tenant’s Improvements (other than the phased completion of Tenant’s Improvements based on the Tenant’s Plans that show the full planned build out), Tenant shall be allowed to make such building or other improvements to the Premises as Tenant shall from time to time deem fit so long as Landlord has provided prior written approval, such approval not to be unreasonably withheld, and so long as such improvements comply with all local and state ordinances, regulations, codes and statutes. Landlord shall notify Tenant of any objections within ten (10) days after Landlord’s receipt thereof.

Section 6.08 Liens. Tenant shall have no power to create a lien of any kind or character upon the right, title and interest of Landlord in and to the Premises, and no person shall ever be entitled to any lien directly or indirectly derived through or under Tenant, or its agents or servants, or on account of any act or omission of Tenant, which lien shall be superior to the interest of Landlord in the Premises. All persons contracting with Tenant, or furnishing materials or labor to Tenant, its contractors or subcontractors, or to their agents or servants, shall be bound by this provision. Should any such lien be filed against either Landlord’s or Tenant’s interest in the Premises, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within thirty (30) days after the date of said filing. If Tenant shall fail to cause such lien to be canceled or discharged within the period aforesaid, Landlord may, in addition to any other right or remedy, pay the amount of such lien or discharge the same by deposit or bond or pay any judgment recovered on such claim, and any such amount paid or expense incurred by Landlord shall be deemed additional rent for the Premises and shall be due and payable by Tenant to Landlord on the first day of the next following month.

Section 6.09 Signage. Tenant may provide, install, and maintain its signage on the Premises in accordance with building codes and restrictions, and with Landlord’s prior written approval, such approval not to be unreasonably withheld. Landlord shall notify Tenant of any objections within ten (10) days after Landlord’s receipt thereof. In addition, Tenant shall have the right to place a directional sign on the Total Site at a location that is reasonably acceptable to Landlord.

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ARTICLE VII

INSURANCE

Section 7.01 Tenant’s Liability Insurance. Tenant shall at all times during the Term keep in force a policy of commercial general liability insurance. Tenant’s insurance shall name Landlord (and if Landlord requests, any mortgagee or beneficiary under a deed of trust) as an additional insured against any and all damages and liability on account of or arising out of injuries to or the death of persons in the Premises, or for property damage, arising out of or relating to Tenant’s use of the Premises, in the minimum amount of $1,000,000 combined single limit on an occurrence basis.

Section 7.02 Landlord’s Liability Insurance. Landlord shall at all times during the Term keep in force a policy or policies of commercial general liability insurance, which may be through an endorsement on a blanket liability insurance policy in the amount of $1,000,000 combined single limit on an occurrence basis to insure against any and all damages and liability on account of or arising out of injuries to or the death of persons, or for property damage, occurring in the Total Site outside of the Premises.

Section 7.03 Tenant’s Casualty Insurance. Tenant shall at all times during the Term maintain a “special form” policy of fire and casualty insurance, insuring all improvements located on the Premises. Such insurance shall be in the amount of the full replacement cost (excluding foundations and other below ground improvements). The insurer of such insurance shall be licensed to do business within the state in which the Premises is located.

Section 7.04 Certificates of Insurance. Landlord and Tenant agree to deliver to the other, upon receipt of written request therefor, certificates of insurance evidencing the existence in force of the policies of insurance described in this Article. Each of the certificates shall provide that such insurance shall not be canceled or materially amended unless 30 days’ prior written notice of such cancellation or amendment is given to the party designated on such certificate as the holder thereof. Landlord’s certificate of insurance shall be accompanied by a copy of the declaration page from Landlord’s insurance policy.

Section 7.05 Waiver of Subrogation. Notwithstanding any of the provisions of this Lease to the contrary, the parties release each other, and their respective authorized representatives, from any claims for damage to any person or to property in or on Premises to the extent covered by or required to be covered by the insurance of the parties under this Lease. Landlord and Tenant shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist.

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Tenant agrees, at its expense, to comply with all rules and regulations of the fire insurance rating organization having jurisdiction and to comply with all requirements of Tenant’s insurance carrier.

ARTICLE VIII

OWNERSHIP OF IMPROVEMENTS

Ownership of and title to the Tenant’s Improvements and all other movable, non-permanent buildings, structures and other improvements and all machinery, equipment and trade fixtures now or hereafter constructed, installed or placed by Tenant upon the Premises and all alterations thereto when constructed, installed or placed upon the Premises by Tenant, shall be and remain with Tenant during the continuance of this Lease, or extensions, but upon the termination hereof ownership and title to all such Tenant Improvements or personal property not removed by the Tenant or its subtenants shall vest in the Landlord. Ownership and title to any other work performed on the Premises shall vest in Landlord. Tenant alone shall be entitled to claim depreciation for all taxation purposes on the Improvements and all structures and other improvements, all machinery, equipment and trade fixtures and all alterations now or hereafter constructed, installed, or placed by Tenant upon the Premises. Any permanent structures and other property, except for Tenant’s movable, non-permanent buildings and Tenant’s furniture, machinery, trade fixtures and other personal property shall remain on the Premises after the termination of the Lease. Notwithstanding anything herein to the contrary, Tenant shall have the right to remove any equipment, containers/computers, and electrical- equipment installed by Tenant, provided that Tenant shall repair any damage done to the Premises by the removal of any non-permanent buildings, equipment, containers, computers, electrical equipment, or other trade fixtures from the Premises such that the Premises shall be restored to a level pad and parking areas.

ARTICLE IX

ASSIGNMENT AND SUBLETTING

Tenant may assign this Lease or sublease the Premises, in whole or in part, to any parent, subsidiary, other affiliate or other party without the consent of the Landlord, provided that Tenant shall provide thirty (30) days’ written notice to Landlord prior to any assignment.

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ARTICLE X

DEFAULT

Section 10.01 Events of Default. The occurrence of any of the following acts or events shall constitute events of default under this Lease (herein referred to as “Default”):

(a)	Tenant fails to make any payment of Base Rent and such failure continues for a period of five (5) days after Landlord shall have given Tenant written notice of such failure; or

(b)

Tenant fails to fulfill or perform any of Tenant’s covenants (other than the payment of Base Rent), agreements or obligations under this Lease and such failure continues for a period of thirty (30) days after Landlord shall have given Tenant written notice of and specifying the nature of such failure; provided, however, in the event the Default is of a non-monetary character that requires additional time in which to cure and Tenant has commenced and is prosecuting with diligence said cure, the termination date specified in said notice shall be extended automatically for the period reasonably required to cure the non-monetary Default, so long as there is no monetary Default.

(c)

If bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against Tenant, and if instituted against Tenant are allowed against Tenant or are consented to or are not dismissed, stayed or otherwise nullified within 60 days after such institution.

Section 10.02 Rights of Landlord Upon Default. Upon the occurrence of any Default hereunder, Landlord shall have the right, at its option, to terminate this Lease as to the Tenant following the expiration of the applicable cure period described in Section 10.01 without further notice. On such termination date, this Lease and the Term hereby granted and created, as well as the right, title and interest of Tenant hereunder (without further action on Landlord’s part or those claiming under Landlord) shall wholly cease and expire, in the same manner and with the same force and effect as if the expiration of the time in such notice were the end of the Term herein originally demised. Landlord or those claiming under Landlord may thereafter enter into and upon the Premises or any part thereof, and repossess the same and expel Tenant subject to the rights of subleases which Landlord agrees to recognize hereunder.

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(a) Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and remove Tenant and any other person who may be occupying said Premises or any part thereof, without being liable for prosecution or any claims of damage therefore; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises for such rent and on terms similar to those of this Lease or otherwise;

(b) Enter upon and take possession of the Premises without terminating this Lease and remove Tenant and any other person who may be occupying said Premises or any part thereof, without being liable for prosecution or any claim for damages therefore, and without releasing Tenant of any of its obligations hereunder. If Landlord so elects, it may relet the Premises for such rent and on such terms as Landlord may deem advisable. In such event, Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of any reletting of the Premises payable in a lump sum equal to the present value of such sum discounted over the remaining Lease Term at a rate of five percent (5%) per annum (Tenant shall have no right to any excess).

(c) With or without terminating this Lease, enter upon the Premises and (i) perform, correct or repair any condition or any matter which Tenant has failed to perform, correct or repair hereunder, or (ii) perform any of Tenant’s other obligations under this Lease.

(d) Bring suit for the collection of the rent or other amounts for which Tenant may be in default or for any expenses incurred in connection with the enforcement of any of the foregoing remedies, including, without limitation, brokerage fees, reasonable attorneys’ fees, all costs relating to the recovery of the Premises, and the cost of alteration of or repair to the Premises which is necessary or proper to prepare the same for reletting; or bring suit for the performance of any other covenant or agreement devolving upon Tenant, all without entering into possession or terminating this Lease. Tenant further agrees that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

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Section 10.03 Attorneys’ Fees. If, on account of any default by either party hereunder, it shall become necessary for either party to employ an attorney to enforce or defend any of the parties rights or remedies hereunder, the non-prevailing party agrees to pay any reasonable attorneys’ fees incurred by the prevailing party in such dispute or litigation.

Section 10.04 No Waiver. Pursuit of any of the remedies set forth herein shall not preclude pursuit of any other remedies available under this Lease or provided by law. Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

Section 10.05 Interest Rate. Any and all Base Rent or other outstanding monetary amounts that remain delinquent following any cure period of default shall accrue interest at a rate of twelve percent (12%) per annum.

Section 10.06 Default by Landlord; Tenant Remedies. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continue for a period of thirty (30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within thirty (30) days and Landlord shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same in good faith, but in no event to exceed an additional forty-five (45) days). Tenant agrees that the Landlord’s mortgagee shall have the right, but not the obligation, to cure any default of Landlord within the same period granted to Landlord under this Lease.

ARTICLE XI

RESERVED

ARTICLE XII

CONDEMNATION

Section 12.01 Taking. Any taking during the Term of this Lease of any interest in the Premises as a result of the actual exercise of the power of condemnation or eminent domain by the United States or any other body having such power or any sale or other transfer of any such interest in lieu of or in anticipation of the impending exercise of any such power, to any person legally empowered to exercise such power shall, for the purposes of this Lease, be herein referred to as a “Taking.”

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Section 12.02 Total Taking. In the event all of the Premises or such portion thereof as makes the residue of substantially no commercial value to Tenant, in Tenant’s discretion, is subject to a Taking (hereinafter referred to as a “Total Taking”), this Lease shall automatically terminate on the date that title to the Premises or portion thereof vests in the condemning authority; provided, however, that the termination of this Lease shall not benefit the condemnor and shall be without prejudice to the rights of either Landlord or Tenant to recover just and adequate compensation from the condemning authority. In the event of a taking in which more than fifteen percent (15%) of the Premises are taken, then, in any of such events such Taking may, at the option of Tenant, be deemed a Total Taking under the provisions of this Article XII.

Section 12.03 Partial Taking. In the event that, a Taking is not a Total Taking, it shall hereinafter referred to as a “Partial Taking”, and the Base Rent otherwise payable throughout the remainder of the Term of this Lease shall be reduced by the percentage which the value of the residue of the Premises is to the value of the Premises immediately prior to such Partial Taking; said percentage shall be determined by agreement of Landlord and Tenant, or if they are unable to agree, by the appraisal procedure provided in Section 12.05 hereof.

Section 12.04 Awards. Landlord and Tenant may appear in any proceeding or negotiation with respect to any Taking and may be represented therein by their respective counsels. The court in any condemnation proceeding, if not prohibited by law, shall be requested by Landlord and Tenant to make separate awards to Landlord and Tenant in accordance with the principles of division set forth in this Section 12.04. This Article XII, to the extent permitted by law, shall be construed as superseding any statutory provisions now in force or hereinafter enacted concerning condemnation proceedings. In the event of a Partial Taking, all sums received shall be paid to the Landlord. Sums received in connection with a Total Taking shall be distributed as follows:

(a)

The total award shall be allocated between the value of the Premises at the time of the Taking as if it were unimproved and unencumbered by any leasehold estate or otherwise (herein called the “Land Amount”), the value of the Improvements and appurtenances thereto installed or constructed on the Premises by Tenant including without limitation fixtures but excluding tenant trade fixtures and personal property which can be removed without damaging the improvements (herein called the “Improvement Amount”).

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(b)	Out of the total award, the Landlord shall receive the Land Amount and the Tenant shall receive the Improvement Amount.

ARTICLE XIII

RESERVED

ARTICLE XIV

DUTY TO KEEP IN GOOD REPAIR

Section 14.01 Good Repair. Tenant covenants and agrees with Landlord that during the Term, Tenant shall undertake and perform, or shall cause to be undertaken and performed, all construction, repairs, replacements, maintenance and reconstruction, as permitted herein, whether foreseen or unforeseen, ordinary or extraordinary, structural or non-structural and whether occurring on the interior or exterior of any improvements to be erected by Tenant on the Premises and all additions thereto or alterations thereof.

Section 14.02 Maintenance. In addition to and without limiting the requirements set forth in the foregoing section, Tenant, at its sole expense, agrees to perform all maintenance of all outside areas in the Premises.

ARTICLE XV

DAMAGE OR DESTRUCTION

Section 15.01 Tenant to Give Notice. In the event of any damage to or destruction of any improvements or any part thereof, Tenant will promptly give written notice thereof to Landlord generally describing the nature and extent of such damage or destruction. The obligation to pay Base Rent and other amounts due hereunder shall not abate in the event of any such damage or destruction.

Section 15.02 Restoration. In the event of any damage to or destruction of any improvements on the Premises, or any part thereof, Tenant shall restore the improvements on the Premises. In such event, Tenant shall, at its expense, commence the work of restoring the improvements and shall, subject to delays beyond the control of Tenant, prosecute the restoration to completion with

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all reasonable dispatch. Notwithstanding the foregoing the Tenant shall have no duty to repair or restore the Premises in the event the damage or destruction occurs during the last one (1) year of the Term, or any Option Term. In such event, Tenant shall be responsible for demolishing and removing the Improvements and any debris if requested to do so by Landlord. In such event, the insurance proceeds shall be the property of the Landlord.

ARTICLE XVI

HAZARDOUS WASTE

In the event that Tenant discovers on the Premises any substances or conditions which existed on the Premises prior to the date of this Lease and which violate or will violate any applicable environmental protection, energy conservation, hazardous waste, OSHA or other local, state or federal codes, laws or restrictions of any kind, the Tenant shall have the right to terminate this Lease upon thirty (30) days’ notice. Landlord warrants that to the best of Landlord’s knowledge, there are no such substances or conditions on the Premises. Tenant shall have no obligation to take any remedial or clean-up action with respect to any such hazardous substances or conditions which exist as of the date of this Lease. Tenant shall at all times hereafter indemnify and hold Landlord harmless from and against any claims, demands, suits, judgements, fines, penalties and costs, including but not limited to reasonable attorney fees, arising out of the presence or existence during the term of this Lease of any Hazardous Substances on the Premises, provided, however, that Tenant’s obligations hereunder shall not extend to any Hazardous Substance which was present or which existed on the Premises on the date of this Lease. Landlord represents and warrants to Tenant to the best of Landlord’s knowledge that the Premises is not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any applicable local, state or federal laws pertaining to health or the environment.

ARTICLE XVII

MISCELLANEOUS

Section 17.01 Intentionally Omitted.

Section 17.02 Utility Easements. Tenant shall be entitled and is hereby authorized to enter into such easements or agreements with utility companies which are required in order to provide service to any improvements located on the Premises. Landlord hereby consents to the execution of such easements and agreements by Tenant and covenants and agrees to execute any necessary documents and agreements and to take such action necessary in order to consummate same, all at Tenant’s cost and expense.

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Section 17.03 Separability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law.

Section 17.04 Notices, Demands and Other Instruments. All notices, demands, requests, consents, and other instruments required or permitted to be given pursuant to the terms of this Lease to Landlord or Tenant shall be in writing and shall be deemed to have been properly given if sent by first class registered or certified United States Mail, return receipt requested, addressed to each party hereto at the following address:

Landlord:	Michael Skelly
13875 Hickory Creed Road
Lenoir City, TN 37771

Tenant:	GRIID Infrastructure, LLC
2577 Duck Creek Road
Cincinnati, OH 45212

or at such other address in the United States as Landlord or Tenant may from time to time designate in writing and deliver to the other party.

Section 17.05 Successors and Assigns. Each and every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment of the respective legal representatives, successors and assigns of Landlord and Tenant. Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors and assigns of Landlord and Tenant as if in each case expressed. The term “Person” when used in this Lease shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, government or governmental organization or any other entity.

Section 17.06 Headings. The headings to the various sections of this Lease have been inserted for purposes of reference only and shall not limit or define the express terms and provisions of this Lease.

Section 17.07 Applicable Law. This Lease shall be construed under and enforced in accordance with the laws of the State of Tennessee.

Section 17.08 Exhibits. Exhibits A, A–1, and B attached hereto are by this reference incorporated herein and made a part hereof.

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Section 17.09 Entire Agreement; Amendments. This Lease sets forth the entire understanding and agreement of Landlord and Tenant with respect to the Premises; all courses of dealing, usage of trade and all prior representations, promises, understandings and agreements whether oral or written, are superseded by and merged into this Lease. No modification of or amendment to this Lease shall be binding upon Tenant and/or Landlord unless in writing and signed by both parties hereto.

Section 17.10 All Genders and Numbers Included. Whenever the singular or plural number; or masculine, feminine, or neuter gender is used in this Lease, it shall equally apply to, extend to and include the other.

Section 17.11 Memorandum of Lease. Landlord and Tenant hereby agree that this Lease shall not be recorded. However, Landlord and Tenant shall execute a Memorandum of Lease, in recordable form and in form and substance satisfactory to Landlord and Tenant, wherein a legal description of the Premises, the Term of this Lease and certain other terms and provisions hereof, excepting however the provisions hereof relating to the amount of the Base Rent payable hereunder, shall be set forth. The Memorandum of Lease shall be filed for record in the public records of Loudon County, Tennessee within 30 days of Effective Date. Any and all recording costs and documentary stamps or tax, if any, required in connection with the execution of this Lease and the recording of the Memorandum of Lease shall be paid by Tenant. Memorandum shall be attached to Lease.

Section 17.12 Attorney’s Fees. In the event either party retains an attorney as a result of the breach by one party of any of the terms, covenants and provisions of this Lease, the non-breaching party shall be entitled to recover the reasonable attorney’s fees, court costs, and all costs of collection incurred by the non-breaching party as a direct result of such breach.

Section 17.13 Estoppel Certificates. Each party shall deliver to the other party an estoppel certificate within ten (10) business days after receiving a request. Such certificate(s) shall include certifications as to such factual matters as are reasonably requested.

Section 17.14 Landlord Held Harmless. The Tenant shall indemnify and hold the Landlord harmless from all liability, loss, cost, damage, or expense resulting from any of the acts of the Tenant or its subtenants, or their guests, invitees, agents, or employees at the Premises, except to the extent the liability, loss, cost, damage, or expense arises from the actions or failure to act of the Landlord.

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ARTICLE XVIII

RIGHT OF FIRST REFUSAL

Section 18.01 Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal to purchase (the “ROFR”), in fee title, all of Landlord’s rights, title, and interest in the Premises. The ROFR shall be in effect from the Effective Date until the expiration or earlier termination of this Lease. Landlord agrees, upon receipt of a bona fide offer from a third party for the purchase of all or any portion of the Premises, which offer Landlord is willing to accept, to notify Tenant in writing of such offer and shall specify, in detail, the terms of such offer provided that (i) Tenant is not in default under this Lease beyond all applicable notice and cure periods and no condition exists which, with the giving of notice or passage of time or both, would constitute a default hereunder, and (ii) this Lease is then in full force and effect. Tenant may, by giving notice to Landlord within fifteen (15) days from the receipt of such notice, elect in writing to purchase the Premises on the terms of Landlord’s offer, time being of the essence. If Tenant shall so elect to purchase the Premises, it shall, within thirty (30) days after such election, enter into an agreement for the purchase and sale of the Premises incorporating the terms contained in Landlord’s offer. If Tenant fails to exercise the ROFR or enter into such an agreement, then the ROFR shall be null, void, and of no further force and effect and Landlord shall be at liberty to sell the er mises to any third party.

Section 18.02 Option to Purchase. At any time after the one (1) year anniversary after the Effective Date and continuing through the expiration or earlier termination of this Lease, Tenant shall have the right to purchase, in fee title, all of Landlord’s right, title and interest in the Premises. Tenant may exercise this option by delivery of written notice to the Landlord; provided that this right to purchase will not effective or enforceable by Tenant during any period in which Tenant is in default under this Lease. In connection with the transfer of the Premises to the Tenant, the Landlord may reserve such access and utility easements as are reasonably necessary for Landlord to access and provide utility service to any surrounding properties of Landlord. The purchase price for the Premises shall be $2,000,000.00. Following delivery of written notice to exercise said option, the Landlord and Tenant will work in good faith to document, memorialize, record and complete the transaction, provided that in no event shall such period take longer than 90 days in total. Conveyance of title will occur by special warranty deed. Tenant will be responsible for all fees, closing costs, and other associated expenses with the land transaction, including but not limited to all due diligence costs, the cost of preparing and recording any required subdivision plat, the cost of any title insurance desired by Tenant, and any transfer tax assessed against the transfer. Once title to the Option Property has transferred from Landlord to Tenant pursuant to either this option to purchase or the right of first refusal referenced above, Landlord will have no further duties, obligations, or liabilities to Tenant hereunder.

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IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease to be executed as of the day and year first above written.

“LANDLORD”:

/s/ Michael Skelly
Michael Skelly

“TENANT”:

GRIID INFRASTRUCTURE, LLC

By:	/s/ Edward L. Medford
Its:	VP, Energy Management

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EXHIBIT A

Total Site

Attach Legal Description

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Exhibit A

[***]

EXHIBIT A-1

[***]

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Exhibit A-1

[***]

Exhibit B

[***]

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FIRST AMENDMENT TO GROUND LEASE

This Amendment to Ground Lease (“Amendment”) is entered into 14 day of October, 2021, by and between MICHAEL SKELLY (“Landlord”), and GRIID INFRASTRUCTURE, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Ground Lease dated August 20, 2021, whereby Landlord leases to Tenant certain property located in Loudon County, Tennessee, as more particularly described therein (the “Lease”).

B. As a result of Tenant’s due diligence activities under Section 6.01 of the Lease, Landlord and Tenant have agreed to modify and supplement certain terms of the Lease upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties mutually covenant and agree as follows:

1. Defined Terms. Any terms used but not defined herein shall have the meaning set forth in the Lease.

2. Subdivision Plat. The following is added at the end of Section 6.01:

The parties acknowledge that in order to comply with the requirements of applicable subdivision regulations and governmental bodies, the Subdivision Documents shall combine the Premises and the Nonexclusive Access Easement as a single subdivision lot (the “Subdivision Lot”). Notwithstanding such combination, the parties agree that for the purposes of this Lease, the Nonexclusive Access Easement shall not be part of the leased Premises provided that the Tenant shall continue to have a non-exclusive easement for access over the Nonexclusive Access Easement as provided in Section 1.01.

3. Construction Easement. The following is added to the Lease as a new Section 6.10:

Section 6.10 Construction Easement. Landlord grants and conveys to Tenant for the benefit of Tenant, its contractors and assigns a non-exclusive easement for ingress and egress of construction and other vehicles over a portion of the Total Site being approximately 60 feet in width along the northeasterly boundary of the Total Site extending from [***] to the Premises for the purpose of providing access to the Premises for construction, maintenance and other vehicles to the Premises in connection with construction and maintenance of buildings and improvements on the Premises undertaken by or on behalf of Tenant from time to time on the Premises. Tenant’s liability insurance policy maintained under Section 7.01 shall insure Landlord against any and all damages and liability on account of or arising from the activities of Tenant, its contractors and assigns in the use and enjoyment of the access easement granted in this Section 6.10.

DBR 2021/GRIID Infrastructure/Loudon County 10870-000 First Amendment to Ground Lease

4. Right of First Refusal. Section 18.01 of the Lease is modified to apply to an offer to purchase the Premises or the Subdivision Lot.

5. Option to Purchase. Section 18.02 of the Lease is amended by changing all references to “Premises” therein to “Subdivision Lot” and by changing the purchase price described therein from $2,000,000.00 to $2,100,000.00.

6. Applicable Law. This Amendment shall be construed and interpreted in accordance with the laws of the state of Tennessee.

7. Headings. The section headings are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope or content of this Amendment or any provision hereof.

8. Severability. The provisions of this Amendment are intended to be independent and, in the event any provision hereof should be declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Amendment.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all such counterparts taken together shall constitute but one and the same instrument.

10. Effect of this Amendment. Except as specifically modified herein, this Lease shall remain in full force and effect.

[Signatures appear on following page]

DBR 2021/GRIID Infrastructure/Loudon County 10870-000 First Amendment to Ground Lease

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Tenant:		Landlord:

GRIID INFRASTRUCTURE, LLC		/s/ Michael Skelly
Michael Skelly
By:	/s/ Edward L. Medford
Print Name:	Edward L. Medford
Its:	VP Energy Management

DBR 2021/GRIID Infrastructure/Loudon County 10870-000 First Amendment to Ground Lease

SECOND AMENDMENT TO GROUND LEASE

This Amendment to Ground Lease (“Amendment”) is entered into 8th day of November 2021, by and between MICHAEL SKELLY (“Landlord”), and GRIID INFRASTRUCTURE, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Ground Lease dated August 20, 2021, as amended by First Amendment dated October 14, 2021, whereby Landlord leases to Tenant certain property located in Loudon County, Tennessee, as more particularly described therein (the “Lease”).

B. The Premises, as defined in the Lease, is subject to a Deed of Trust dated July 6, 2021, recorded in Book Tl540, page 232 in the Loudon County Register’s Office which secures the repayment of Landlord’s Promissory Note dated July 6, 2021, payable to the order of Hubbs Land Management, LLC in the original principal amount of $175,000.00.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties mutually covenant and agree as follows:

1. Defined Terms. Any terms used but not defined herein shall have the meaning set forth in the Lease.

2. Rent Payment. The following is added at the end of Section 3 of the Lease:

(a) The parties agree that Tenant may, at its option, prepay Base Rent (the “Rent Prepayment”) in an amount equal to the outstanding principal balance and accrued interest under Landlord’s Promissory Note dated July 6, 2021, payable to the order of Hubbs Land Management, LLC in the original principal amount of $175,000.00 (the ‘‘Note”) which is secured by a Deed of Trust recorded in Book Tl540, page 232 in the Loudon County Register’s Office (the “Deed of Trust”). In the event that Tenant elects to make such Rent Prepayment, Landlord shall deliver to Tenant written confirmation of the principal balance, accrued interest and any other amounts due under the Note. Upon receipt of such Rent Prepayment, Landlord shall immediately pay the outstanding balance of principal, accrued interest and other amounts due under the Note and shall cause the Deed of Trust and any other collateral for the Note to be released of record. In addition, Tenant shall receive credit against the next monthly payments of Base Rent due under the Lease in an amount equal to the Rent Prepayment discounted against such Base Rent at a 4% discount.

(b) Until such time as the Note is paid in full and the Deed of Trust is released of record, Landlord shall provide to Tenant satisfactory confirmation of Landlord ‘s payment of monthly installments due under the Note. In the event that Landlord fails to make one or more payments due on the Note, Tenant may, at its option, make such payments on behalf of Landlord. Any such payments made by Tenant shall be credited against the next monthly payments of Base Rents due under the Lease at a 4% discount.

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3. Applicable Law. This Amendment shall be construed and interpreted in accordance with the laws of the state of Tennessee.

4. Headings. The section headings are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope or content of this Amendment or any provision hereof.

5. Severability. The provisions of this Amendment are intended to be independent and, in the event any provision hereof should be declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all such counterparts taken together shall constitute but one and the same instrument.

7. Effect of this Amendment. Except as specifically modified herein, this Lease shall remain in full force and effect.

[Signatures appear on following page]

DBR 2021/GRIID Infrastructure/Loudon County 10870-000 Second Amendment to Ground Lease

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Tenant:		Landlord:

GRIID INFRASTRUCTURE, LLC		/s/ Michael Skelly
Michael Skelly
By:	/s/ Edward L. Medford
Print Name:	Edward L. Medford
Its:	VP, Energy Management

DBR 2021/GRIID Infrastructure/Loudon County 10870-000 Second Amendment to Ground Lease